EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 filed on 9/20/04 (No. 333-118503) and
Form S-8 filed on 10/7/04 (No. 333-119577) of our report dated March 16, 2004 (Except for Note 2, as to which the date is June 15, 2004) which appears on page 33 of the 2004 Form 10-K Annual Report.

/s/ L J SOLDINGER ASSOCIATES LLC
LJ Soldinger Associates LLC

Deer Park, Illinois, USA

March 10, 2005